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                                                                       EXHIBIT 5

                                 SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

      DALLAS              ONE FIRST NATIONAL PLAZA        WASHINGTON, D.C.
      ______               CHICAGO, ILLINOIS 60603             ______
    LOS ANGELES            TELEPHONE 312 853 7000              LONDON
      ______               FACSIMILE 312 853 7036              ______
     NEW YORK                                                 SINGAPORE
                               FOUNDED 1866                   ______
                                                               TOKYO


                                  May 12, 2000


Whitman Corporation
3501 Algonquin Road
Rolling Meadows, Illinois 60008


                           Re:      Whitman Corporation
                                    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

                  We have acted as counsel for Whitman Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 8,000,000 shares of common stock, par value $.01, of the Company (the "Registered Shares") together with the 8,000,000 preferred stock purchase rights (the "Registered Rights") associated therewith to be offered to participants in the Whitman Corporation 2000 Stock Incentive Plan (the "Plan"). The terms of the Registered Rights are set forth in the Rights Agreement, dated as of May 20, 1999, between the Company and First Chicago Trust Company of New York (the "Rights Agreement").

                  We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Registered Shares and the Registered Rights and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. Each Registered Share which is newly issued pursuant to the Plan will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such Registered Share as contemplated by the Plan; (iii) such Registered Share shall have been duly issued and sold in the manner

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contemplated by the Plan; and (iv) a certificate representing such Registered
Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

                  3. The Registered Right associated with each Registered Share referred to in paragraph 2 will be validly issued when (i) such Registered Right shall have been duly issued in accordance with the terms of the Rights Agreement and (ii) such associated Registered Share shall have been duly issued and paid for as set forth in paragraph 2.

                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.

                  This opinion is limited to the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,

                                /s/ Sidley & Austin